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                                                              EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 File No. 333-01739) of our report dated September 8, 1995 on the combined financial statements of D-M-E Company which report is included in Cincinnati Milacron Inc.'s Amendment No. 1 to the Current Report on Form 8-K dated January 26, 1996.

                                                 /s/ Arthur Andersen LLP
                                          _____________________________________

                                                Arthur Andersen LLP

Detroit, Michigan

April 2, 1996.